SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                 Form 8-K


                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    March 4, 1994



                             MOOG INC.
        (Exact Name of Registrant as Specified in its Charter)




     New York State                  1-5129            16-0757636
(State or Other Jurisdiction       (Commission         (IRS Employer
     of Incorporation)             File Number)      Identification No.)




 East Aurora, New York                              14052-0018
(Address of Principal Executive Offices)            (Zip Code)




Registrant's telephone number, including area code
        716-652-2000/FAX 716-687-4457



                              No Change
       (Former Name or Former Address, if Changed Since Last Report.)














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Item 5.   Other Events

          On March 4, 1994, Moog Inc. ("Registrant" or "Moog") and AlliedSignal Inc. ("AlliedSignal") signed a memorandum of understanding pursuant to which Registrant will purchase the assets of AlliedSignal's mechanical and hydraulic aerospace actuation business. AlliedSignal will retain its electromechanical actuation product line.

          The actuation products to be acquired by Moog are used on a variety of domestic and international commercial and military aircraft, including drive systems for leading edge flaps and hydraulic servoactuators for primary and secondary flight controls. Revenues attributable to this business are expected to approximate $75 million a year, split evenly between commercial and military. It is anticipated that Moog will continue the acquired business in Torrance, California, its current location.

          The purchase price for the business to be acquired is $71 million. The completion of the transaction, estimated to occur in the second quarter of the year, is subject to the negotiation of definitive agreements and regulatory approvals. It is expected that financing for the transaction will be provided by commercial banks.


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        Moog Inc.



Dated:  March 4, 1994                   By
                                             Robert R. Banta
                                             Executive Vice President
                                             Chief Financial Officer